Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

by and among

XERIUM TECHNOLOGIES, INC.

and

THE HOLDERS NAMED HEREIN

Dated as of May 25, 2010

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of May 25, 2010 by and among Xerium Technologies, Inc., a Delaware corporation (the “Company”), and the shareholders identified as “Investors” on the signature page hereto and any parties identified on the signature page of any joinder agreements executed and delivered pursuant to Section 14 hereof (each, including the Investors, a “Holder” and, collectively, the “Holders”).

RECITALS:

WHEREAS, the Company proposes to issue the Common Stock (as defined below) pursuant to, and upon the terms set forth in, the plan of reorganization of the Company and certain of its subsidiaries and affiliates under Chapter 11 of Title 11 of the United States Code (the “Plan”); and

WHEREAS, in accordance with the Plan, the Company has agreed for the benefit of the Holders to enter into this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Holders hereby agree as follows:

Section 1. Definitions.

“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Agreement” has the meaning specified in the first paragraph hereof.

“beneficially own”, “beneficial ownership” and similar phrase as such terms are used in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act, provided that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, irrespective of whether such right is currently exercisable, is exercisable only after the lapse of any period of time, is exercisable only upon the occurrence of a subsequent condition or event, or is exercisable only upon any act by the Holder or by any other Person.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable law or executive order to close.

“Commission” means the United States Securities and Exchange Commission or any successor governmental agency.

“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company, in each case, issued on or after the Effective Date.

“Company” has the meaning specified in the first paragraph hereof.

“Company Demand Registration Notice” has the meaning specified in Section 2(b).

“Company Shelf Takedown Notice” has the meaning specified in Section 3(c).

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means, unless otherwise noted, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

“Counsel to the Holders” means one (1) firm of counsel representing the Holders in the aggregate, as selected by the Holders of a majority of the Registrable Securities.

“Demand Registration” has the meaning specified in Section 2(a)(ii).

“Demand Registration Notice” has the meaning specified in Section 2(b).

“Demand Shelf Takedown Notice” has the meaning specified in Section 3(c).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) the price to the public and the number of securities included in the offering to be included on the cover page of the Prospectus; (iii) each Free Writing Prospectus and (iv) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Effective Date” has the meaning assigned to such term in the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-3 Shelf” has the meaning specified in Section 3(a).

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Holder” and “Holders” have the meanings given to those terms in the first paragraph hereof.

“Holder Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the relevant Holder or used or referred to by such Holder in connection with the offering of Registrable Securities.

“Investors” has the meaning specified in the first paragraph hereof.

“Lock-Up Period” has the meaning specified in Section 6(a).

“Losses” has the meaning specified in Section 10(d).

“Material Adverse Change” means (a) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or over-the-counter market in the United States of America; (b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America; (c) a material outbreak or escalation of armed hostilities or other international or national calamity (including an act of terrorism) involving the United States of America or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions; or (d) any material adverse change in the business, assets or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

“NYSE” means the New York Stock Exchange.

“Other Holders” has the meaning specified in Section 4(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

“Piggyback Registration” has the meaning specified in Section 4(a).

“Piggyback Takedown” has the meaning specified in Section 4(a).

“Plan” has the meaning specified in the Recitals.

“Prospectus” means the prospectus used in connection with a Registration Statement.

“Registrable Securities” means at any time any shares of Common Stock (i) issued on or after the Effective Date to any Holder pursuant to the Plan or (ii) held or beneficially owned by any Holder, including any Common Stock issued pursuant to the Plan or upon the conversion, exercise or exchange, as applicable, of any other securities and/or interests issued pursuant to the Plan; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (A) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (B) the date on which such securities are disposed of pursuant to Rule 144 (or any successor provision) under the Securities Act; (C) the date on which such securities cease to be outstanding; or (D) are held or beneficially owned by any Person that is not a Holder.

“Registration Expenses” means all expenses (other than underwriting discounts and commissions) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including:

(i) stock exchange, Commission, FINRA and other registration and filing fees,

(ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities),

(iii) all printing, messenger and delivery expenses,

(iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration),

(v) the fees and expenses incurred in connection with the listing of the Registrable Securities on NYSE (or any other national securities exchange),

(vi) the fees and expenses incurred in connection with any “road show” for underwritten offerings, and

(vii) reasonable and documented out-of-pocket fees, charges and disbursements of Counsel to the Holders, reasonably acceptable to the Company, including, for the avoidance of doubt, any expenses of Counsel to the Holders in connection with reviewing or filing of any Registration Statement, Prospectus or Free Writing Prospectus or any amendment or supplement thereto hereunder;

provided that, in no instance shall Registration Expenses include Selling Expenses.

“Registration Statement” means any registration statement filed hereunder or in connection with a Piggyback Takedown.

“Requesting Holder” has the meaning specified in Section 2(a)(i).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Expenses” means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Holders and legal expenses not included within the definition of Registration Expenses.

“Shelf” has the meaning specified in Section 3(a).

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” means either an Underwritten Shelf Takedown or a Piggyback Takedown.

“Suspension Period” has the meaning specified in Section 5(a).

“Underwritten Shelf Takedown” has the meaning specified in Section 3(b).

Section 2. Demand Registrations; General Provisions.

(a) Requests for Registration; Limitations on Holders.

(i) Commencing on the 90th day after the Effective Date, any Holder or group of Holders (such Holder or group of Holders, in such capacity, a “Requesting Holder”) may request registration under the Securities Act of all or any portion of the Registrable Securities held by such Requesting Holder on Form S-1 or, under the circumstances specified in Section 3, on Form S-3 (a “Demand Registration”).

(ii) A Requesting Holder shall not be permitted to submit a Demand Registration Notice or effect any Demand Registration for a Form S-1 or, under the circumstances specified in Section 3, a Form S-3, unless such Demand Registration is for a number of Registrable Securities (A) the total offering price of which (including piggyback shares and before deduction of fees and underwriting discounts) is reasonably expected to be at least, in the aggregate, $50 million (in the case of a Form S-1) or $20 million (in the case of a Form S-3), or (B) representing at least 10% (including piggyback shares) of the outstanding Common Stock in the aggregate

(b) Demand Registration Notices. All requests for Demand Registrations by a Requesting Holder shall be made by giving written notice to the Company (the “Demand Registration Notice”). Each Demand Registration Notice shall specify (i) whether the Registrable Securities to be in included in such Demand Registration shall, at the request of the Requesting Holder, be sold in an underwritten offering, (ii) the number of Registrable Securities proposed to be sold in the Demand Registration and (iii) the expected price range (net of underwriting discounts and commissions) of such Demand Registration. Within five (5) Business Days after receipt of any Demand Registration Notice, the Company shall give written notice of such requested Demand Registration to all other Holders of Registrable Securities (the “Company Demand Registration Notice”) and, shall include in such Demand Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after sending the Company Demand Registration Notice.

(c) Withdrawals from Registration or Underwritten Offerings. Any Holder may withdraw its Registrable Securities from a Demand Registration or underwritten offering at any time (prior to a sale thereunder) by providing the Company with written notice, provided that the Requesting Holder effecting such withdrawal shall pay or reimburse the Company for all out-of-pocket fees and expenses reasonably incurred in connection with such Demand Registration or underwritten offering pro rata of the Registrable Securities held by such Holder. Upon receipt of such written notice, the Company shall continue all commercial reasonable efforts to secure registration or effect the underwritten offering of the remaining Registrable Securities not requested to be withdrawn, unless the remaining Registrable Securities would not meet the requirements of Section 2(a)(ii), in which case, the Company may in its sole discretion cease all efforts to proceed with registration or the underwritten offering, it being understood, for the avoidance of doubt, that such Demand Registration or request underwritten offering shall count for purposes of Section 2(e) and Section 3(d). If the Company ceases all efforts to secure registration or effect the underwritten offering pursuant to this provision, then such registration or underwritten offering shall nonetheless be deemed an effective or completed Demand Registration or completed underwritten offering for all purposes hereunder unless (i) the withdrawal is made following the occurrence of a Material Adverse Change not known to the Requesting Holders at the time of the Demand Registration Notice or Demand Shelf Takedown Notice or (ii) the Requesting Holders pay or reimburse the Company for all out-of-pocket fees and expenses reasonably incurred in connection with such Demand Registration or underwritten offering.

(d) Priority on Demand Registrations. If the Demand Registration is an underwritten offering and the managing underwriters for such Demand Registration advise the Company and the applicable Requesting Holders that the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such Demand Registration exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities requested to be included in the Demand Registration, the Company shall include in such Demand Registration the number of Registrable Securities which can be so sold in the following order of priority: (i) first, the Registrable Securities requested to be included in such Demand Registration by the Requesting Holders or any other Holder who elects to be included in such Demand Registration in accordance with the terms of this Agreement, which in the judgment of such underwriter can be sold in an orderly manner within the price range of such offering, pro rata among the respective Requesting Holders on the basis of the number of shares of Common Stock beneficially owned by each such Requesting Holder; (ii) second, any securities to be offered by and on behalf of the Company in such underwritten offering, and (iii) third, other securities requested to be included in such Demand Registration to the extent permitted hereunder.

(e) Company Restrictions on Demand Registrations and Underwritten Shelf Takedowns. Notwithstanding anything to the contrary herein, the Company shall not be required to effect (i) more than one (1) Demand Registration (which shall include for purposes of this Section 2(e) any Underwritten Shelf Takedowns) in the aggregate during any consecutive nine (9) month period, and (ii) any Demand Registration within 120 days after the effective date thereof of a previous registration in which the Holders of Registrable Securities exercised their piggyback rights pursuant to Section 4 of this Agreement. For the avoidance of doubt, the restrictions set forth in this Section 2(e) shall not apply to any non-underwritten Take-Down by any Holder under a Shelf.

Section 3. Shelf Registrations; Underwritten Shelf Takedowns.

(a) Transition to Form S-3. As soon as the Company is eligible to use Form S-3, or an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3 with respect to the Registrable Securities, a Requesting Holder shall no longer be entitled to request that a Demand Registration be effected on Form S-1. In lieu of a Form S-1, the Company, upon receiving a Demand Registration Notice shall (i) file a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) to effect such Demand Registration (such Form S-3, together with any successor forms, the “Form S-3 Shelf” or the “Shelf”), or (ii) at any time that a Form S-3 Shelf covering Registrable Securities is effective, register additional Registrable Securities of a Requesting Holder pursuant to a post-effective amendment to such shelf registration statement to effect such Demand Registration (in either case, a “Shelf Registration”), in each case in accordance with Section 7. For the avoidance of doubt, a Shelf Registration shall be deemed a “Demand Registration” subject to the thresholds and limitations provided in Section 2(a)(ii) and 2(e).

(b) Demand Shelf Takedown Notices. Subject to Section 2(a)(ii) and Section 2(e), at any time and from time to time after the Shelf has been declared effective by the Commission, any Requesting Holder may request to sell all or any portion of its Registrable Securities in an underwritten offering pursuant to the Shelf (each, an “Underwritten Shelf Takedown”) by giving written notice to the Company (the “Demand Shelf Takedown Notice”). Each Demand Shelf Takedown Notice shall specify the number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Within five (5) Business Days after receipt of any Demand Shelf Takedown Notice, the Company shall give written notice of such requested Underwritten Shelf Takedown to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and, subject to the provisions of Section 3(d) below, shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 Business Days after sending the Company Shelf Takedown Notice.

(c) Priority on Underwritten Shelf Takedowns. If the managing underwriters for such Underwritten Shelf Takedown advise the Company that the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such Underwritten Shelf Takedown exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities requested to be included in the Underwritten Shelf Takedown, the Company shall include in such Underwritten Shelf Takedown the number of Registrable Securities which can be so sold in the following order of priority: (i) first, the Registrable Securities requested to be included in such Underwritten Shelf Takedown pursuant to Section 3(b), which in the judgment of such underwriter can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder; (ii) second, any securities to offered by and on behalf of the Company under such Shelf Takedown; and (iii) third, other securities requested to be included in such Underwritten Shelf Takedown to the extent permitted hereunder.

(d) Holder Limitations; Company Restrictions on Underwritten Shelf Takedowns. Subject to the restrictions of Section 2(e), a Requesting Holder or group of Requesting Holders shall not be permitted to submit a Demand Shelf Takedown Notice unless such Demand Shelf Takedown Notice is for a number of Registrable Securities (A) the total offering price of which (including piggyback shares and before deduction of fees and underwriting discounts) is reasonably expected to be at least, in the aggregate, $20 million, or (B) representing at least 10% (including piggyback shares) of the outstanding Common Stock in the aggregate.

Section 4. Piggyback Registrations; Piggyback Takedowns.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities (whether or not following a Demand Registration Notice by a Requesting Holder) (a “Piggyback Registration”), or proposes to offer any Common Stock pursuant to a registration statement in an underwritten offering of Common Stock under the Securities Act (whether or not following a request by a Requesting Holder) (together with a Piggyback Registration, a “Piggyback Takedown”), the Company shall give written notice to all Holders of Registrable Securities of its intention to effect such Piggyback Takedown as promptly as practicable. In the case of a Piggyback Takedown that is an underwritten offering under a shelf registration statement, such notice shall be given not less than seven (7) Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a registration statement that is not a shelf registration statement, such notice shall be given not less than seven (7) Business Days prior to the expected date of filing of such registration statement. The Company shall, subject to the provisions of Section 4(b) and Section 4(c) below, include in such Piggyback Takedown, as applicable, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after sending the Company’s notice. Notwithstanding anything to the contrary contained herein, (i) the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Holders of Registrable Securities requesting to include their Registrable Securities in such Piggyback Takedown, and (ii) any Holder of Registrable Securities may withdraw its request for inclusion by giving written notice to the Company of its intention to withdraw that registration; provided, however, that the withdrawal shall be irrevocable and after making the withdrawal, a Holder shall no longer have any right to include its Registrable Securities in that Piggyback Takedown.

(b) Priority on Primary Piggyback Takedowns. If a Piggyback Takedown is an underwritten primary registration on behalf of the Company, and the managing underwriters for a Piggyback Takedown advise the Company that the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such Piggyback Takedown the number which can be so sold in the following order of priority: (i) first, the securities the Company proposes to sell; (ii) second, the Registrable Securities requested to be included in such Piggyback Takedown (pro rata among the Holders of such Registrable Securities on the basis of the number of shares of Common Stock beneficially owned by each such Holder); and (iii) third, other securities requested to be included in such Piggyback Takedown.

(c) Priority on Secondary Piggyback Takedowns. If a Piggyback Takedown is an underwritten secondary registration on behalf of holders of the Company’s securities that are not Holders under this Agreement (“Other Holders”), and the managing underwriters advise the Company that the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Other Holders, the Company shall include in such registration the number which can be so sold in the following order of priority: (i) first, the Registrable Securities requested to be included in such registration (pro rata among the Holders of any such securities and Registrable Securities on the basis of the number of securities and Registrable Securities owned by each such Holder); (ii) second, the securities requested to be included therein by the Other Holders requesting such registration (pro rata among the holders of any such securities on the basis of the number of securities owned by each such holder); and (iii) third, other securities requested to be included in such registration.

Section 5. Deferrals and Suspensions.

(a) Deferral and Suspension Triggers. Notwithstanding anything to the contrary herein, if the Board determines in good faith that the registration or distribution, as applicable, of Registrable Securities would reasonably be expected to impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, merger, corporate reorganization, segment reclassification, discontinuance of operations or other material corporate action, or other significant transaction or any negotiations, discussions or pending proposals with respect thereto, or any other bona fide material business purpose involving the Company or any of its subsidiaries, the Company shall be entitled to defer or suspend (each, a “Suspension Period”), the filing or use, as applicable, of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference. The Company as promptly as practicable will give written notice of any such Suspension Period to each Holder that has securities registered on a Registration Statement filed or requested to be filed pursuant to Section 2(a) hereunder.

(b) Limitations on Suspension Periods. Notwithstanding anything contained in this Section 5 to the contrary, the Company shall not be entitled to more than two (2) Suspension Periods in any consecutive 12-month period, and in no event shall the number of days included in all Suspension Periods during such consecutive 12-month period exceed 120 days in the aggregate.

Section 6. Holdback Agreements.

(a) Lock-up for Holders of Registrable Securities. In connection with any Shelf Takedown that is an underwritten offering or any other underwritten public offering of equity securities by the Company, no Holder of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, shall dispose of any Registrable Securities without prior written consent from the Company, during the 60-day period beginning on the date of pricing of such Shelf Takedown that is an underwritten offering or other underwritten public offering (the “Lock-Up Period”), except as part of such Shelf Takedown or other underwritten public offering in accordance with the terms of this Agreement, and (i) unless the underwriters managing the Shelf Takedown that is an underwritten offering or other underwritten public equity offering by the Company otherwise agree by written consent and (ii) only if such Lock-Up Period is applicable on substantially similar terms to the Company and the executive officers and directors of the Company; provided that nothing herein will prevent any Holder that is a partnership or corporation from making a distribution of Registrable Securities to the partners or stockholders thereof or a transfer to an Affiliate that is otherwise in compliance with the applicable securities laws, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 6(a). Each Holder agrees to execute a lock-up agreement in favor of the Company’s underwriters to such effect (in each case on substantially the same terms and conditions as all Holders) and, in any event, that the Company’s underwriters in any relevant Shelf Takedown that is an underwritten offering or other underwritten public offering shall be third party beneficiaries of this Section 6(a); provided, however, that the term of such lock-up agreement shall not exceed 90 days from the date of pricing such offering. The provisions of this Section 6(a) will no longer apply to a Holder once such Holder ceases to hold Registrable Securities.

(b) The Company. In connection with any Shelf Takedown or any other underwritten public offering of equity securities, the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8 or Form S-4 under the Securities Act), during the seven days prior to and the 90-day period beginning on the date of pricing of such Shelf Takedown or other underwritten public offering.

Section 7. Company Undertakings. Whenever Registrable Securities are registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) use its commercially reasonable efforts to (i) file with the Commission (A) a Registration Statement on Form S-1 , or (B) as soon as the Company is eligible to use Form S-3, a Form S-3 Shelf, in each case no later than 45 days after receiving the respective Demand Registration Notice relating thereto, and (ii) cause the applicable Registration Statement or Form S-3 Shelf to be declared effective by the Commission as soon as practicable thereafter;

(b) before filing a Registration Statement or Prospectus or any amendments or supplements thereto in electronic format furnish to the Holders whose securities are covered by the Registration Statement copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by such Holders, which documents shall be subject to the review and comment of the Counsel to the Holders;

(c) notify as promptly as practicable each Holder of Registrable Securities of the effectiveness of each Registration Statement and prepare and file with the Commission such amendments and supplements to such Registration Statement and the

Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending on the date on which all Registrable Securities have been sold under such Registration Statement or have otherwise ceased to be Registrable Securities (provided that the Company shall not be required to keep any Shelf in effect for more than one (1) year after the date on which the Commission has declared such Shelf effective, or, in the event the Shelf is filed as an automatic shelf registration statement (as defined in Rule 405 under the Securities Act), for one (1) year after the date on which it is filed with the Commission), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(d) furnish to each seller of Registrable Securities, and the managing underwriters, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Securities;

(e) use its commercially reasonable efforts (i) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, and (ii) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(f) notify as promptly as practicable each seller of such Registrable Securities and the managing underwriters: (i) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of any such seller and subject to Section 5(a) hereof, the Company shall as promptly as possible prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to each seller of such Registrable Securities and the managing underwriters and file such supplement or amendment with the Commission so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (B) as soon as the Company becomes aware of any comments or inquiries by the Commission or any Federal or state governmental authority or any requests by the Commission or any Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto, (C) as soon as the Company becomes aware of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering the Registrable Securities or (D) of the receipt by the Company of any written notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation of any proceeding for such purpose; and (ii) when each Registration Statement or any amendment thereto has been filed with the Commission and when each Registration Statement or the related Prospectus or Free Writing Prospectus or any Prospectus supplement or any post effective amendment thereto has become effective.

(g) use its commercially reasonable efforts to cause all such Registrable Securities to continue to be so listed on the NYSE or another national securities exchange on which the Company’s Common Stock is then traded;

(h) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;

(i) enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) in order to expedite or facilitate the disposition of such Registrable Securities and, if the Demand Registration Notice or Demand Shelf Takedown Notice specifies that disposition of Registrable Securities shall be conducted through an underwritten offering, provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and such other selling or other informational meetings organized by the underwriters, if any;

(j) for a reasonable period prior to the filing of any Registration Statement or the commencement of marketing efforts for a Shelf Takedown, as applicable, pursuant to this Agreement, during normal business hours, make available for reasonable inspection by the Holders of Registrable Securities, Counsel to the Holders, the lead underwriter managing any disposition pursuant to such Registration Statement or Shelf Takedown, and any other attorney, accountant or other agent retained by such Holder, as applicable, such financial and other records and pertinent corporate documents of the Company as are reasonably required to conduct customary documentary due diligence, and cause the Company’s appropriate executive officers to participate in one (1) customary due diligence session in connection with such Registration Statement or Shelf Takedown, as applicable, provided that the Holders and their respective representatives shall conduct any such due diligence in a manner so as to minimize disruption of the Company’s business and operations, and provided, further, that the recipients of such financial and other records and pertinent corporate documents and any other type of information in any format agree in writing to keep the confidentiality thereof pursuant to a written agreement reasonably acceptable to the Company, provided, that such information is deemed by the Company to be “non-public” information;

(k) permit any Holder of Registrable Securities, Counsel to the Holders, any underwriter participating in any disposition pursuant to a Registration Statement, and any other attorney, accountant or other agent retained by such Holder, to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement and any Prospectus supplements relating to a Shelf Takedown, if applicable, provided that the Holders and their respective representatives shall conduct any such due diligence in a manner so as to minimize disruption of the Company’s business and operations;

(l) in connection with any Shelf Takedown, obtain and furnish to each such Holder of Registrable Securities including Registrable Securities in such Shelf Takedown a signed copies of (i) a cold comfort letter from the Company’s independent public accountants and (ii) a legal opinion of counsel to the Company addressed to the relevant underwriters and/or such Holders of Registrable Securities, in each case in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or Holders of a majority of the Registrable Securities included in such Shelf Takedown reasonably request;

(m) with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of a majority of the Holders of the Registrable Securities that are being sold pursuant to such Free Writing Prospectus, which Free Writing Prospectuses or other materials shall be subject to the review of Counsel to the Holders; provided, however, the Company shall not be responsible or liable for any breach by a Holder that has not obtained the prior written consent of the Company pursuant to Section 16(m);

(n) provide a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities;

(o) (i) prepare and file with the Commission such amendments and supplements to each Registration Statement as may be necessary to comply with the provisions of the Securities Act, including post effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder, and if applicable, file any Registration Statements pursuant to Rule 462(b) under the Securities Act; (ii) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and (iii) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

(p) reasonably cooperate with each Holder of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with FINRA;

(q) within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

(r) in the case of certificated Registrable Securities, cooperate with the participating Holders of Registrable Securities and the managing underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each participating Holder that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or managing underwriters may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities;

(s) in the event of the issuance (or, in the case of any threatened issuance that the Company has knowledge of) of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts to, as promptly as practicable, (i) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (ii) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(t) as promptly as practicable notify in writing the Holders, the sales or placement agent, if any, therefor and the managing underwriters of the securities being sold, (i) when such Registration Statement or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post effective amendment has been filed, and, with respect to any such Registration Statement or any post effective amendment, when the same has become effective and (ii) of any written comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto;

(u) if requested by any participating Holder of Registrable Securities or the managing underwriters, as promptly as practicable include in a Prospectus supplement or amendment such information as the Holder or managing underwriters may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request; and

(v) use its commercially reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

Section 8. Registration Expenses. All Registration Expenses shall be borne by the Company. For the avoidance of doubt, subject to the proviso in Section 2(c) of this Agreement, all reasonable Registration Expenses in connection with any registration initiated as a Demand Registration shall be borne by the Company regardless of whether or not such registration has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations pursuant to Section 2(c) of this Agreement. All Selling Expenses relating to Registrable Securities registered shall be borne by the selling Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities sold.

Section 9. Selection of Underwriters.

(a) Demand Registrations; Underwritten Shelf Takedowns. In connection with a Demand Registration that is distributed as an underwritten offering or an Underwritten Shelf Takedown, the Holders of a majority of the Registrable Securities to be included in such underwritten offering or underwritten takedown shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed.

(b) Piggyback Takedown. If any Piggyback Takedown is an underwritten offering, the Company will have the sole right to select the investment banker(s) and manager(s) for the offering.

Section 10. Indemnification; Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities and each Person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act, each Affiliate of any thereof, and all directors, officers, employees, members, managers and agents of each of the foregoing Persons, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating, preparing or defending same) (collectively, “Losses”) to which they or any of them may become subject insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any Free Writing Prospectus or any preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal law, any state or foreign securities law, or any rule or regulation promulgated under of the foregoing laws, relating to the offer or sale of the Registrable Securities, and in any such case, the Company agrees to reimburse each such indemnified party, as incurred, for any reasonable legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Loss, action or investigation (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to such Holder furnished to the Company by or on behalf of any such Holder specifically for inclusion therein, including any notice and questionnaire. This indemnity obligation will be in addition to any liability which the Company may otherwise have.

(b) Indemnification by the Holders. Each Holder of Registrable Securities severally (and not jointly) agrees to indemnify and hold harmless the Company and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each Affiliate of the Company, and all directors, officers, employees, members, managers and agents of the foregoing Persons, to the fullest extent permitted by applicable law, from and against any and all Losses to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or any Free Writing Prospectus, preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion therein; provided, however, that the total amount to be indemnified by such Holder pursuant to this Section 10(b) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder in the offering to which such Registration Statement or Prospectus relates; and provided, further, that a Holder shall not be liable in any case to the extent that prior to the filing of any such Registration Statement, Disclosure Package, Prospectus, or Free Writing Prospectus or any amendment thereof or supplement thereto, each Holder has furnished in writing to the Company, information expressly for use in, and within a reasonable period of time prior to the effectiveness of such Registration Statement or use of such Disclosure Package, Prospectus, or Free Writing Prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided to the Company. This indemnity obligation will be in addition to any liability which any such Holder may otherwise have.

(c) Conduct of Indemnification Proceedings.

(i) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (x) will not relieve it from liability under Section 10(a) or Section 10(b) above unless and to the extent such action and such failure results in material prejudice to the indemnifying party and forfeiture by the indemnifying party of substantial rights and defenses; and (y) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 10(a) or Section 10(b) above. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s rights in the prior sentence, the indemnified party shall have the right to employ one (1) firm of separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if:

(A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual or potential conflict of interest;

(B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party;

(C) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within 10 days after notice of the institution of such action or such earlier time as may be necessary to pursue appropriate defenses, rights, and remedies; or

(D) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

(ii) No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys for all indemnified parties. An indemnifying party shall not be liable under this Section 10 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such indemnified party and its Affiliates, of a full and final release from all liability in respect to such claim or litigation or (y) includes a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party or any of its Affiliates.

(d) Contribution.

(i) In the event that the indemnity provided in Section 10(a) or Section 10(b) above is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party agrees to contribute to the aggregate Losses to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the offering of the Registrable Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(ii) The parties agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation (even if the Holders of Registrable Securities or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 10(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action or claim.

(iii) Notwithstanding the provisions of this Section 10(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iv) For purposes of this Section 10, each Person who controls any Holder of Registrable Securities, agent or underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any such Holder, agent or underwriter shall have the same rights to contribution as such Holder, agent or underwriter, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 10(d).

(e) The provisions of this Section 10 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder of Registrable Securities or the Company or any of the officers, directors or controlling Persons referred to in this Section 10 hereof, and will survive the transfer of Registrable Securities.

(f) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 10 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Shelf Registration.

Section 11. Conditions on Participation in Underwritten Offering/Sale of Registrable Securities.

(a) No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to enter into an underwriting agreement in customary form and provide the representations and warranties, and indemnities to the underwriters and the Company and to sell such Person’s securities on the basis provided in any such underwriting agreement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no Holder of Registrable Securities included in any underwritten offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (A) such Holder’s ownership of its Registrable Securities to be sold or transferred free and clear of liens, (B) such Holder’s power and authority to effect, and lack of conflicts in effecting, such transfer and (C) such matters pertaining to compliance with securities laws as may be reasonably requested) or to undertake any indemnification obligations to the Company.

(b) Each Person that has securities registered on a Registration Statement filed hereunder agrees that, upon receipt of any notice contemplated in Section 5(a), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the applicable Registration Statement.

(c) No Holder shall use a Holder Free Writing Prospectus without the prior written consent of the Company, which consent shall not be unreasonably withheld.

Section 12. Rule 144. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 under the Securities Act, the Company covenants that it will make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, and take such further action as such Holder may reasonably request, in each case to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time or any similar rule or regulation hereafter adopted by the Commission until all Registrable Securities have ceased to be Registrable Securities.

Section 13. Private Placement. Except for Section 6(a), the Company agrees that nothing in this Agreement shall prohibit the Holders, at any time and from time to time, from selling or otherwise transferring Registrable Securities pursuant to a private placement or other transaction which is not registered pursuant to the Securities Act. To the extent requested by a Holder, the Company shall take all reasonable steps to assist and cooperate with such Holder to facilitate such sale or transfer, including providing reasonable due diligence access to potential purchasers.

Section 14. Transfer of Registration Rights. The rights of a Holder hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment, or other conveyance of Registrable Securities to any transferee or assignee (except with respect to transfers of Demand Registration rights which may be transferred in whole and not in part as provided in Section 2(h)); provided that all of the following additional conditions are satisfied with respect to any transfer, assignment or conveyance of rights hereunder: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement by executing a joinder or similar document; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee, identifying the Registrable Securities with respect to which such rights are being transferred or assigned and specifying whether or not the Demand Registration rights pursuant to Section 2 have been assigned. Any transfer, assignment or other conveyance of the rights of a Holder in breach of this Agreement shall be void and of no effect.

Section 15. Amendment, Modification and Waivers; Further Assurances.

(a) Amendment. This Agreement may be amended with the consent of the Company and the written consent of each Holder entitled to registration rights hereunder; provided that no such amendment, action or omission that adversely affects, alters or changes the interests of any Holder shall be effective against such Holder without the prior written consent of such Holder.

(b) Effect of Waiver. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(c) Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

Section 16. Miscellaneous.

(a) Adjustments. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Registrable Securities as so changed.

(b) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including any trustee in bankruptcy) whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent Holder of Registrable Securities. No assignment or delegation of this Agreement by the Company, or any of the Company’s rights, interests or obligations hereunder, shall be effective against any Holder without the prior written consent of such Holder.

(c) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) telecopied or sent by facsimile to the recipient, or (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the Company at the address set forth below and to any Holder of Registrable Securities at the address set forth on the signature page hereto, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

The Company’s address is:

Xerium Technologies, Inc.

8537 Six Forks Road, Suite 300

Raleigh, NC 27615

Attention: Chief Financial Officer

Facsimile: (919) 556-2432

with copies to, which shall not constitute notice:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP

2500 Wachovia Capitol Center

Raleigh, NC 27601

Attention: Gerald F. Roach

Facsimile: (919) 821-6800

and

Cadwalader, Wickersham & Taft LLP

1 World Financial Center

New York, NY 10281

Attention: R. Ronald Hopkinson

                  Peter C. Gyr

Facsimile: (212) 504-6666

(d) Business Day Convention. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Company’s principal office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(e) No Inconsistent Agreements. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company, including securities convertible, exercisable or exchangeable into or for shares of any equity securities of the Company. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement.

(f) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including effecting a stock split or a combination of shares).

(g) Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement.

(h) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words “include,” “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation.” The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.

(i) Delivery by Facsimile and Electronic Means. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(j) Arm’s-Length Agreement. Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm’s length, and not by any means prohibited by law.

(k) Sophisticated Parties; Advice of Counsel. Each of the parties to this Agreement specifically acknowledges that (i) it is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement and (ii) it has been fully advised and represented by legal counsel of its own independent selection and has relied wholly upon its independent judgment and the advice of such counsel in negotiating and entering into this Agreement.

(l) Notification of Status. Each Holder shall provide written notice to the Company within three (3) Business Days from the first day on which the Holder no longer holds Registrable Securities.

(m) Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York.

(n) Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby must be brought in the United States District Court for the in the Southern District of New York or any New York state court, in each case, located in the Borough of Manhattan, of the City of New York, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(o) Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 16(o) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(p) Complete Agreement. This Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto, represent the complete agreement between the parties hereto as to all matters covered hereby, and supersedes any prior agreements or understandings among the parties.

(q) Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(r) Termination. The rights and obligations of any Holder and of the Company with respect to such Holder, other than those contained in Section 10, shall terminate upon the earliest to occur of any of the following: (i) the securities held or beneficially owned by such Holder subject to this Agreement cease to be Registrable Securities, (ii) such Holder no longer holds any Registrable Securities, (iii) such Holder no longer holds or beneficially owns at least five percent (5%) of the then outstanding shares of Common Stock in the aggregate or (iv) the third anniversary of the date of this Agreement occurs.

(s) Remedies; Specific Performance. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the parties admit). The parties hereto further agree and acknowledge that each and every obligation applicable to it contained in this Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise.

(t) Attorneys’ Fees. In the event of litigation or other proceedings in connection with or related to this Agreement, the prevailing party in such litigation or proceeding shall be entitled to reimbursement from the opposing party of all reasonable expenses, including reasonable attorneys’ fees and expenses of investigation in connection with such litigation or proceeding.

(u) Holders not Acting as a Group. Neither the fact of this Agreement nor anything contained herein shall be interpreted to mean or be deemed an admission by any of the Holders that they constitute a “group” as such term is used in Rule 13(d)(1)(k) under the Exchange Act.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

XERIUM TECHNOLOGIES, INC.

By:
Name: Title:

INVESTORS [NAME]

By:
Name: Title: Address: [________________] Facsimile:

[NAME]

By:
Name: Title: Address: [________________] Facsimile:

[NAME]

By:
Name: Title: Address: [________________] Facsimile:

[NAME]

By:
Name: Title: Address: [________________] Facsimile:

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